Exhibit 99.2

OAKTREE OCSL Specialty Lending Corporation THIRD QUARTER 2021 AUGUST 5, 2021 EARNINGS PRESENTATION NASDAQ: OCSL

OAKTREE OCSL Specialty Lending Corporation Forward Looking Statements Some of the statements in this presentation constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation may include statements as to: our future operating results and distribution projections; the ability of Oaktree Fund Advisors, LLC (together with its affiliates, “Oaktree”) to reposition our portfolio and to implement Oaktree’s future plans with respect to our business; the ability of Oaktree and its affiliates to attract and retain highly talented professionals; our business prospects and the prospects of our portfolio companies; the impact of the investments that we expect to make; the ability of our portfolio companies to achieve their objectives; our expected financings and investments and additional leverage we may seek to incur in the future; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; and the cost or potential outcome of any litigation to which we may be a party. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this presentation involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended September 30, 2020 and our quarterly report on Form 10-Q for the quarter ended June 30, 2021. Other factors that could cause actual results to differ materially include: changes or potential disruptions in our operations, the economy, financial markets or political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism, natural disasters or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; general considerations associated with the COVID-19 pandemic; the ability to realize the anticipated benefits of the merger of Oaktree Strategic Income Corporation (“OCSI”) with and into us (the “Merger”); and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Highlights for the Quarter Ended June 30, 2021 NET ASSET VALUE PER SHARE $7.22, up 2% from $7.09 as of March 31, 2021 and up 9% from $6.61 as of December 31, 2019 (prior to the onset of the pandemic) Quarterly increase primarily due to realized and unrealized gains on certain debt and equity investments ADJUSTED NET INVESTMENT INCOME1 $0.19 per share, up as compared with $0.14 per share for the quarter ended March 31, 2021 and $0.12 per share for the quarter ended June 30, 2020, primarily driven by higher OID acceleration and prepayment fees resulting from exits of investments GAAP net investment income was $0.20 per share, up as compared with $0.12 per share for the quarters ended March 31, 2021 and June 30, 2020 Declared a cash distribution of $0.145 per share, an increase of 12% from the prior quarter and 38% from one year ago DIVIDEND Fifth consecutive quarter with a distribution increase Distribution will be payable on September 30, 2021 to stockholders of record as of September 15, 2021 $178 million of new investment commitments; 9.2% weighted average yield on new debt investments INVESTMENT ACTIVITY $165 million of new investment fundings and received $171 million of proceeds from prepayments, exits, other paydowns and sales, which had a weighted average yield of 6.1% INVESTMENT PORTFOLIO $2.3 billion at fair value diversified across 135 portfolio companies 8.4% weighted average yield on debt investments, up from 8.3% as of March 31, 2021 No investments on non-accrual status CAPITAL STRUCTURE & LIQUIDITY 0.86x total debt to equity ratio; 0.79x net debt to equity ratio $85 million of cash and $636 million of undrawn capacity on credit facilities Issued $350 million of 2.700% notes due 2027; entered into interest rate swap agreement to pay LIBOR plus 1.658% Amended syndicated revolving credit facility; increased size to $950 million and extended maturity by two years to 2026 1 See page 20 for a description of this non-GAAP measure.

OAKTREE OCSL | Specialty Lending Corporation Portfolio Summary as of June 30, 2021 PORTFOLIO CHARACTERISTICS PORTFOLIO COMPOSITION (At fair value) (As % of total portfolio at fair value; $ in millions) 4% First Lien – $1,580 $2.3bn 135 1% 8% Second Lien – $447 TOTAL INVESTMENTS PORTFOLIO COMPANIES 19% Unsecured – $32 Equity – $92 68% Joint Ventures – $ 188 8.4% $102mm TOP TEN SUB-INDUSTRIES2, 3 WEIGHTED AVERAGE YIELD ON MEDIAN DEBT PORTFOLIO DEBT INVESTMENTS COMPANY EBITDA1 (As % of total portfolio at fair value) Application Software 14.3% Data Processing & Outsourced Services 7.1% Pharmaceuticals 5.3% Biotechnolog y 5.0% 87% 0 Personal Products 4.6% Industrial Machinery 3.5% SENIOR SECURED NON-ACCRUALS Health Care Services 3.3% DEBT INVESTMENTS Internet & Direct Marketing Retail 2.9% Construction & Engineering 2.9% Specialized Finance 2.8% Note: Numbers may not sum due to rounding. 1 Excludes negative EBITDA borrowers, investments in aviation subsidiaries, investments in structured products and recurring revenue software investments. 2 Based on GICS sub-industry classification. 3 Excludes multi-sector holdings, which is primarily composed of investments in Senior Loan Fund JV I LLC (the “Kemper JV”) and OCSI Glick JV (the “Glick JV”), joint ventures that invest primarily in senior secured loans of middle market companies. 3

OAKTREE OCSL | Specialty Lending Corporation Portfolio Diversity DIVERSITY BY INVESTMENT SIZE PORTFOLIO BY INDUSTRY1 (As % of total portfolio at fair value) (As % of total portfolio at fair value) Industry % of Portfolio Joint Ventures 8% Software 14.6% Top 10 Investments IT Services 9.5 20% Pharmaceuticals 5.3 Biotechnology 5.0 Health Care Providers & Services 4.8 Personal Products 4.6 Chemicals 3.9 Next 15 Machinery 3.5 Investments Oil, Gas & Consumable Fuels 3.4 21% Diversified Financial Services 3.4 Remaining 108 Investments Real Estate Management & Development 3.1 50% Internet & Direct Marketing Retail 2.9 Remaining 27 Industries 27.9 Joint Ventures 8.1 OCSL’s portfolio is diverse across borrowers and industries As of June 30, 2021 Note: Numbers may not sum due to rounding. 1 Based on GICS industry classification. 4

OAK TREE OSCL | Speciality Leading Corporation Investment Activity NEW INVESTMENT HIGHLIGHTS HISTORICAL FUNDED ORIGINATIONS AND EXITS ($ in millions) 350 $302 $300 $242 $229250 $178mm $165mm $199 $184 200 $161 $165 $171 $146 NEW INVESTMENT NEW INVESTMENT150 $128 COMMITMENTS FUNDINGS1 100500 6/30/20 9/30/20 12/31/20 3/31/21 6/30/21 New Funded Investments1 Investment Exits2 9.2% 100% NEW INVESTMENT COMPOSITION WEIGHTED AVERAGE YIELD ON ALSO HELD BY OTHER NEW DEBT COMMITMENTS OAKTREE FUNDS (As % of new investment commitments; $ in millions) 7% 14% First Lien – $141 $173mm $6mm Second Lien – $25 NEW INVESTMENT NEW INVESTMENT COMMITMENTS IN NEW COMMITMENTS IN EXISTING 79% Subordinated De bt – $12 PORTFOLIO COMPANIES PORTFOLIO COMPANIES Note: Numbers rounded to the nearest million or percentage point and may not sum as a result. 1 New funded investments includes drawdowns on existing revolver commitments. 2 Investment exits includes proceeds from prepayments, exits, other paydowns and sales. 5

OAKTREE OCSL Specialty Lending Corporation Investment Activity (continued) NEW INVESTMENT COMMITMENT DETAIL ($ in millions) Security Type Market Investment Number of Unsecured & Private Primary Secondary Avg. Secondary Fiscal Quarter Commitments Deals First Lien Second Lien Other Placement (Public) (Public) Purchase Price 2Q2020 $273 39 $210 $21 $42 $141 $58 $75 83% 3Q2020 261 18 177 8 76 154 71 35 74 4Q2020 148 10 123 25 0.5 90 57 2 96 1Q2021 286 21 196 90 -- 181 84 22 93 2Q2021 318 20 253 44 21 245 63 10 93% 3Q2021 178 10 141 25 12 104 70 5 97% Note: Numbers may not sum due to rounding. Excludes any positions originated, purchased and sold within the same quarter. 6

OAKTREE
OCSL | Specialty Lending Corporation

Financial Highlights

	As of				
($ and number of shares in thousands, except per share amounts)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
GAAP Net Investment Income per Share	$0.20	$0.12	$0.07	$0.17	$0.12
Adjusted Net Investment Income per Share[1]	*$0.19*	*$0.14*	*$0.14*	*$0.17*	*$0.12*
Net Realized and Unrealized Gains (Losses), Net of Taxes per Share	$0.06	$0.48	$0.39	$0.33	$0.73
Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes per Share[1]	*$0.09*	*$0.25*	*$0.39*	*$0.33*	*$0.73*
Earnings (Loss) per Share	$0.26	$0.60	$0.46	$0.50	$0.85
Adjusted Earnings (Loss) per Share[1]	*$0.26*	*$0.37*	*$0.46*	*$0.50*	*$0.85*
Distributions per Share	$0.130	$0.120	$0.110	$0.105	$0.095
NAV per Share	$7.22	$7.09	$6.85	$6.49	$6.09
Weighted Average Shares Outstanding	180,361	146,652	140,961	140,961	140,961
Shares Outstanding, End of Period	180,361	180,361	140,961	140,961	140,961
Investment Portfolio (at Fair Value)	$2,339,301	$2,327,353	$1,712,324	$1,573,851	$1,561,153
Cash and Cash Equivalents	$84,689	$39,872	$24,234	$39,096	$50,728
Total Assets	$2,462,708	$2,433,413	$1,793,903	$1,640,712	$1,647,567
Total Debt Outstanding[2]	$1,104,099	$1,109,897	$694,827	$709,315	$761,002
Net Assets	$1,302,414	$1,278,823	$964,917	$914,879	$859,063
Total Debt to Equity Ratio	0.86x	0.87x	0.73x	0.78x	0.89x
Net Debt to Equity Ratio	0.79x	0.84x	0.70x	0.74x	0.83x
Weighted Average Interest Rate on Debt Outstanding[3]	2.4%	2.6%	2.7%	2.7%	2.7%

[1] *See page 20 for a description of the non-GAAP measures.*
[2] *Net of unamortized financing costs.*
[3] *Includes effect of the interest rate swap agreement the Company entered into in connection with the issuance of the 2027 Notes.*

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OAKTREE
OCSL | Specialty Lending Corporation

Portfolio Highlights

($ in thousands, at fair value)	As of 6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Investments at Fair Value	$2,339,301	$2,327,353	$1,712,324	$1,573,851	$1,561,153
Number of Portfolio Companies	135	137	115	113	119
Average Portfolio Company Debt Investment Size	$17,600	$17,600	$16,200	$15,800	$14,600
Asset Class:					
First Lien	67.6%	68.3%	60.3%	62.3%	61.3%
Second Lien	19.1	18.2	25.4	21.7	19.6
Unsecured Debt	1.4	1.1	3.1	4.2	7.2
Equity	3.9	4.4	3.8	4.1	4.7
Limited Partnership Interests	0.0	0.0	0.1	0.2	0.2
Joint Venture Interests	8.1	8.0	7.3	7.5	7.0
Interest Rate Type for Debt Investments:					
% Floating-Rate	91.4%	91.8%	88.8%	88.3%	86.2%
% Fixed-Rate	8.6	8.2	11.2	11.7	13.8
Yields:					
Weighted Average Yield on Debt Investments[1]	8.4%	8.3%	8.5%	8.3%	8.1%
Cash Component of Weighted Average Yield on Debt Investments	7.1	7.1	7.1	7.0	6.9
Weighted Average Yield on Total Portfolio Investments[2]	8.0	7.8	8.0	7.8	7.6

Note: Numbers may not sum due to rounding.

[1] *Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments, including the Company's share of the return on debt investments in the Kemper JV and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the Merger. See page 20 for a description of the non-GAAP financial measures.*

[2] *Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments and dividend income, including the Company's share of the return on debt investments in the Kemper JV and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the Merger. See page 20 for a description of the non-GAAP financial measures.*

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OAKTREE OCSL Specialty Lending Corporation Investment Activity As of ($ in thousands) 6/30/2021 3/31/2021 12/31/2020 9/30/2020 6/30/2020 New Investment Commitments $178,400 $317,700 $286,300 $148,500 $260,500 New Funded Investment Activity1 $165,300 $301,800 $241,500 $146,300 $198,500 Proceeds from Prepayments, Exits, Other Paydowns and Sales $170,600 $228,900 $160,700 $184,200 $127,800 Net New Investments2 $(5,300) $72,900 $80,800 $(37,900) $70,700 New Investment Commitments in New Portfolio Companies 9 18 14 8 10 New Investment Commitments in Existing Portfolio Companies 1 2 7 3 8 Portfolio Company Exits 11 12 12 12 19 Weighted Average Yield at Cost on New Debt Investment Commitments 9.2% 8.2% 8.7% 10.6% 10.5%1 New funded investment activity includes drawdowns on existing revolver commitments. 2 Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales. 9

OAKTREE OCSL | Specialty Lending Corporation Net Asset Value Per Share Bridge ADJUSTED NII $0.19 ADJUSTED NET REALIZED AND UNREALIZED GAINS (LOSSES), NET OF TAXES $0.09 ($0.03) $0.02 $0.20 $0.05 $0.03 $0.01 ($0.02) ($0.13) $8.00 7.50 7.00 6.50 6.00 5.50 5.00 4.50 4.00 $7.09 $7.22 3/31/21 NAV GAAP Net Investment Income Interest Income Accretion Related to Merger Accounting Adjustments Part II Incentive Fee Net Unrealized Appreciation / (Depreciation) 1 Net Realized Gain / (Loss) 1 Net Realized & Unrealized loss Related to Merger Accounting Adjustments Part II Incentive Fee Distributions 6/30/21 NAV Note: Net asset value per share amounts are based on the shares outstanding at each respective quarter end. Net investment income per share, net unrealized appreciation / (depreciation), and net realized gain / (loss) are based on the weighted average number of shares outstanding for the period. Numbers may not sum due to rounding. See page 20 for a description of the non-GAAP measures. 1 Excludes reclassifications of net unrealized appreciation / (depreciation) to net realized gains / (losses) as a result of investments exited during the quarter. 10

OAKTREE
OCSL | Specialty Lending Corporation

Capital Structure Overview

0.85x to 1.00x
TARGET LEVERAGE RATIO

Investment Grade Rated
BY MOODY'S AND FITCH

58%
UNSECURED BORROWINGS

$721mm
AVAILABLE LIQUIDITY[3]

FUNDING SOURCES

($ in millions)

	Committed	Principal Outstanding	Interest Rate	Maturity
Syndicated Credit Facility	$950	$350	LIBOR + 2.00%	5/4/2026
Citibank Facility[1]	150	114	LIBOR + 1.70% / 2.25%	7/18/2023
2025 Notes	300	300	3.500%	2/25/2025
2027 Notes	350	350	2.700% (LIBOR + 1.658%)[2]	1/15/2027
Cash and Cash Equivalents	--	(85)	--	--
Total	**$1,750**	**$1,029**		
Weighted Average Interest Rate		**2.4%**		
Net Debt to Equity Ratio		**0.79x**		

MATURITIES

($ in millions)


$1,000
500
0
$36
$114
$300
$600
$350
$350
2020
2021
2022
2023
2024
2025
2026
2027
2028
Credit Facility Drawn
Credit Facility Undrawn
Unsecured Debt

Diverse and flexible sources of debt capital

As of June 30, 2021

Note: Numbers may not sum due to rounding.

[1] *On July 2, 2021, the Citibank Facility was amended to, among other things, reduce the size of the facility to $150 million, extend the reinvestment period to July 18, 2023, extend the maturity date to July 18, 2024 and modify the interest rate on outstanding borrowings to LIBOR plus 1.25%-2.20% on broadly syndicated loans subject to observable market depth and LIBOR plus 2.25% on all other eligible loans.*

[2] *The Company entered into an interest rate swap agreement under which the Company receives a fixed interest rate of 2.700% and pays a floating rate of the three-month LIBOR plus 1.658% on a notional amount of $350 million.*

[3] *Liquidity was composed of $84.7 million of unrestricted cash and cash equivalents and $635.9 million of undrawn capacity under the credit facilities (subject to borrowing base and other limitations).*

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OAKTREE
OCSL | Specialty Lending Corporation

Funding and Liquidity Metrics

LEVERAGE UTILIZATION

($ in millions)


$1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
$1,000
$285
$715
$1,100
$400
$700
$1,440
$325
$1,115
$1,750
$636
$1,114
9/30/2020
12/31/2020
3/31/2021
6/30/2021
Total Debt Outstanding
Undrawn Capacity

	9/30/2020	12/31/2020	3/31/2021	6/30/2021
Cash	$39	$24	$40	$85
Net Assets	$915	$965	$1,279	$1,302
Net Leverage	0.74x	0.70x	0.84x	0.79x
Total Leverage	0.78x	0.73x	0.87x	0.86x

LIQUIDITY OVERVIEW

($ in millions)

	9/30/2020	12/31/2020	3/31/2021	6/30/2021
Credit Facility Committed	$700	$800	$1,140	$1,100
Credit Facility Drawn	(415)	(400)	(815)	(464)
Cash and Cash Equivalents	39	24	40	85
Total Liquidity	**324**	**424**	**365**	**721**
Total Unfunded Commitments[1]	(158)	(198)	(242)	(239)
Unavailable Unfunded Commitments[2]	64	48	50	73
Adjusted Liquidity	**$230**	**$274**	**$173**	**$555**

Ample liquidity to support funding needs[3]

1 *Excludes unfunded commitments to the Kemper JV and Glick JV.*
2 *Includes unfunded commitments ineligible to be drawn due to certain limitations in credit agreements.*
3 *As of June 30, 2021, we have analyzed cash and cash equivalents, availability under our credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believe our liquidity and capital resources are sufficient to take advantage of market opportunities in the current economic climate.*

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OAKTREE
OCSL | Specialty Lending Corporation

Strategic Joint Ventures are Accretive to Earnings

OCSL'S JOINT VENTURES ARE INCOME-ENHANCING VEHICLES THAT PRIMARILY INVEST IN SENIOR SECURED LOANS OF MIDDLE MARKET COMPANIES AND OTHER CORPORATE DEBT SECURITIES

Key Attributes of Joint Ventures:

- Equity ownership: 87.5% OCSL and 12.5% joint venture partner
- Shared voting control: 50% OCSL and 50% joint venture partner

KEMPER JV CHARACTERISTICS

(At fair value)

$133mm	5.7%	$3.3mm
OCSL'S INVESTMENTS IN THE KEMPER JV	% OF OCSL'S PORTFOLIO	NET INVESTMENT INCOME[1]

GLICK JV CHARACTERISTICS

(At fair value)

$55mm	2.4%	$1.4mm
OCSL'S INVESTMENTS IN THE GLICK JV	% OF OCSL'S PORTFOLIO	NET INVESTMENT INCOME[2]

COMBINED PORTFOLIO SUMMARY

INVESTMENT PORTFOLIO	FIRST LIEN	PORTFOLIO COMPANY COUNT	WTD. AVG. DEBT PORTFOLIO YIELD	LEVERAGE RATIO
$490mm	95%	63	6.0%	1.3x

As of June 30, 2021

[1] *Represents OCSL's 87.5% share of the Kemper JV's net investment income (excluding subordinated note interest expense) earned during the quarter ended June 30, 2021.*

[2] *Represents OCSL's 87.5% share of the Glick JV's net investment income (excluding subordinated note interest expense) earned during the quarter ended June 30, 2021.*

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Compelling Performance Under Oaktree ManagementNAV AND CUMULATIVE DISTRIBUTIONS PAID PER SHARE $10.009.008.00 $1.28 $1.41 $1.16 7.00 $0.56 $0.66 $0.75 $1.05 $0.47 $0.94 $0.18 $0.37 $0.09 $0.286.00 $0.855.004.00 $7.09 $7.22 $6.60 $6.60 $6.61 $6.85 $6.55 $6.49 $5.95 $6.09 $6.19 $6.09 $5.81 $5.87$5.343.002.001.0012/31/17 3/31/18 6/30/18 9/30/18 12/31/18 3/31/19 6/30/19 9/30/19 12/31/19 3/31/20 6/30/20 9/30/20 12/31/20 3/31/21 6/30/21NAV Per Share Cumulative Distributions Paid Per Share 1OCSL has generated a 12.0% annualized return on equity under Oaktree management2 1 Cumulative distributions declared and paid from December 31, 2017 through June 30, 2021. 2 Annualized return on equity calculated as the change in net asset value plus distributions paid from December 31, 2017 through June 30, 2021. 14

Opportunities to Increase Return on Equity 1 ROTATE INTO HIGHER-YIELDING INVESTMENT • $142 million at fair value of senior secured loans priced at or below LIBOR + 4.50%1, including $67 million of investments that were acquired from OCSI • Exited $39 million of lower yielding senior secured loans during the quarter ended June 30, 2021 • $178 million of new investment commitments had a weighted average yield of 9.2% during the quarter ended June 30, 2021 2 OPERATE WITHIN TARGET LEVERAGE RANGE • Current target leverage range: 0.85x to 1.00x debt to equity • 0.86x total debt to equity; 0.79x net debt to equity • $636 million of undrawn capacity under credit facilities2 • Would need to utilize approximately $175 million of additional borrowings to reach the midpoint of target leverage range (0.925x) 3 OPTIMIZATION OF JOINT VENTURES • Opportunity to increase underlying portfolio yields by rotating into higher spread in investments – $79 million of investments priced at or below LIBOR + 3.75%1 in the Kemper and Glick JVs • Utilize additional borrowings to operate within target leverage range – Target leverage range: 1.25x to 1.75x debt to equity – 1.4x and 1.1x total debt to equity at Kemper JV and Glick JV, respectively 4 REALIZATION OF MERGER SYNERGIES • Merger with OCSI closed on March 19, 2021 • Operational synergies resulting from the elimination of duplicative expenses expected to result in near-term G&A savings • Streamlined capital structure anticipated to result in interest expense savings • Base management fee waiver totaling $6 million for two years ($0.75 million per quarter) We believe OCSL is well-positioned to provide further improvements to return on equity As of June 30, 2021 1 For senior secured loans that have a cost basis above 92.5%. 2 Subject to borrowing base and other limitations. 15

Appendix OAKTREE OCSL Specialty Lending Corporation

Non-Core Investment Portfolio Detail NON-CORE INVESTMENT PORTFOLIO CHARACTERISTICS DEBT INVESTMENTS • $77 million at fair value in four companies • Received $10 million in partial prepayments and revolver paydowns across three investments during the quarter ended June 30, 2021 EQUITY INVESTMENTS1 • $51 million at fair value in 16 companies and limited partnership interests in one third-party managed fund • Exited $19 million across three investments during the quarter ended June 30, 2021, received $4 million of proceeds above previous fair values AVIATION • $8 million at fair value in one aircraft Note: Numbers may not sum due to rounding. 1 Excludes OCSL’s equity investment in First Star Speir Aviation Limited. 2 Excludes investments in the Kemper JV and Glick JV. NON-CORE PORTFOLIO COMPOSITION (At fair value; $ in millions) $160 $136 140 $8 120 100 $51 Aviation 80 Equity Investments 60 Debt Investments 40 $77 20 0 6/30/2021 NON-CORE PORTFOLIO PROGRESSION2 (At fair value; $ in millions) $1,200 63% of Non-Core Portfolio: 1,000 portfolio 85% reduction since September 30, 2017 800 600 $893 $32 million of 400 non-core investments 6% of acquired from OCSI portfolio 200 $164 $324 $205 $128 $132 $136 0 9/30/17 9/30/18 9/30/19 9/30/20 3/31/21 6/30/21 17

OAK TREE OSCL | Speciality Leading Corporation Quarterly Statement of Operations For the three months ended ($ in thousands) 6/30/2021 3/31/2021 12/31/2020 9/30/2020 6/30/2020 INVESTMENT INCOME Interest income $51,999 $35,655 $31,633 $37,153 $30,112 PIK interest income 4,597 3,801 3,089 2,573 2,183 Fee income 7,823 2,278 3,352 3,571 1,827 Dividend income 1,019 209 130 302 281 GAAP total investment income 65,438 41,943 38,204 43,599 34,403 Less: Interest income accretion related to merger accounting adjustments (5,060) (665) -——- Adjusted total investment income 60,378 41,278 38,204 43,599 34,403 EXPENSES Base management fee 8,905 7,074 6,541 6,005 5,988 Part I incentive fee 6,990 4,444 4,149 5,206 3,556 Part II incentive fee 2,837 3,609 9,540 -—-Interest expense 8,823 6,568 6,095 6,133 6,406 Other operating expenses1 2,343 2,242 1,861 1,710 1,683 Total expenses 29,898 23,937 28,186 19,054 17,633 Reversal of fees waived (fees waived) (750) (108) -——- Net expenses 29,148 23,829 28,186 19,054 17,633 (Provision) benefit for taxes on net investment income (358) -———- GAAP net investment income 35,932 18,114 10,018 24,545 16,770 Less: Interest income accretion related to merger accounting adjustments (5,060) (665) -——-Add: Part II incentive fee 2,837 3,609 9,540 -—- Adjusted net investment income $33,709 $21,058 $19,558 $24,545 $16,770 Note: See page 20 for a description of the non-GAAP measures. 1 Includes professional fees, directors fees, administrator expense and general and administrative expenses. 18

OAK TREE OSCL | Speciality Leading Corporation Quarterly Statement of Operations (continued) For the t hree months ended ($ in thousands, except per share amounts) 6/30/2021 3/31/2021 12/31/2020 9/30/2020 6/30/2020 NET REALIZED AND UNREALIZED GAINS (LOSSES) Net unrealized appreciation (depreciation) 3,917 65,144 47,556 39,468 100,572 Net realized gains (losses) 8,610 5,856 8,215 6,447 2,821 (Provision) benefit for taxes on realized and unrealized gains (losses) (1,421) (997) (245) 157 68 GAAP net realized and unrealized gains (losses), net of taxes $11,106 $70,003 $55,526 $46,072 $103,461 Less: Net realized and unrealized losses (gains) related to merger accounting 5,045 (33,396) -——-adjustments Adjusted net realized and unrealized gains (losses), net of taxes $16,151 $36,607 $55,526 $46,072 $103,461 GAAP net increase (decrease) in net assets resulting from operations $47,038 $88,117 $65,544 $70,617 $120,231 Less: Interest income accretion related to merger accounting adjustments (5,060) (665) -——-Less: Net realized and unrealized losses (gains) related to merger accounting 5,045 (33,396) -——-adjustments Adjusted earnings (loss) $47,023 $54,056 $65,544 $70,617 $120,231 PER SHARE DATA: GAAP total investment income 0.36 0.29 0.27 0.31 0.24 Adjusted total investment income 0.33 0.28 0.27 0.31 0.24 GAAP net investment income 0.20 0.12 0.07 0.17 0.12 Adjusted net investment income 0.19 0.14 0.14 0.17 0.12 GAAP net realized and unrealized gains (losses), net of taxes 0.06 0.48 0.39 0.33 0.73 Adjusted net realized and unrealized gains (losses), net of taxes 0.09 0.25 0.39 0.33 0.73 GAAP net increase/decrease in net assets resulting from operations 0.26 0.60 0.46 0.50 0.85 Adjusted earnings (loss) 0.26 0.37 0.46 0.50 0.85 Weighted average common shares outstanding 180,361 146,652 140,961 140,961 140,961 Shares outstanding, end of period 180,361 180,361 140,961 140,961 140,961 19 Note: See page 20 for a description of the non-GAAP measures.19

Non-GAAP Disclosures On March 19, 2021, the Company completed the Merger. The Merger was accounted for as an asset acquisition in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues (“ASC 805”). The consideration paid to OCSI’s stockholders was allocated to the individual assets acquired and liabilities assumed based on the relative fair values of the net identifiable assets acquired other than “non-qualifying” assets, which established a new cost basis for the acquired OCSI investments under ASC 805 that, in aggregate, was significantly lower than the historical cost basis of the acquired OCSI investments prior to the Merger. Additionally, immediately following the completion of the Merger, the acquired OCSI investments were marked to their respective fair values under ASC 820, Fair Value Measurements, which resulted in unrealized appreciation. The new cost basis established by ASC 805 on debt investments acquired will accrete over the life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation on such investment acquired through its ultimate disposition. The new cost basis established by ASC 805 on equity investments acquired will not accrete over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company will recognize a realized gain with a corresponding reversal of the unrealized appreciation on disposition of such equity investments acquired. On March 19, 2021, in connection with the closing of the Merger, OCSL entered into an amended and restated investment advisory agreement (the “A&R Advisory Agreement”) with Oaktree. The A&R Advisory Agreement amended and restated the existing investment advisory agreement, dated as of May 4, 2020, by and between the Company and Oaktree to (1) waive an aggregate of $6 million of base management fees otherwise payable to Oaktree in the two years following the closing of the Merger at a rate of $750,000 per quarter (with such amount appropriately prorated for any partial quarter) and (2) revise the calculation of the incentive fees to eliminate certain unintended consequences of the accounting treatment of the Merger on the incentive fees payable to Oaktree. The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not adjusted the cost basis of certain investments pursuant to ASC 805. The Company’s management believes “Adjusted Total Investment Income”, “Adjusted Total Investment Income Per Share”, “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to the accretion income resulting from the new cost basis of the OCSI investments acquired in the Merger because these amounts do not impact the fees payable to Oaktree under the A&R Advisory Agreement, and specifically as its relates to “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”, without giving effect to Part II incentive fees. In addition, the Company’s management believes that “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes”, “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share”, “Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” are useful to investors as they exclude the non-cash income/gain resulting from the Merger and used by management to evaluate the economic earnings of its investment portfolio. Moreover, these metrics align the Company’s key financial measures with the calculation of incentive fees payable to Oaktree under with the A&R Advisory Agreement (i.e., excluding amounts resulting solely from the lower cost basis of the acquired OCSI investments established by ASC 805 that would have been to the benefit of Oaktree absent such exclusion). 20